Exhibit 10.4 Lewis Employment Agreement

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
BETWEEN VOIP INC. AND SHAWN LEWIS

The within is a Second Amendment to the Employment Agreement executed on May 31, 2005 and amended on July 28, 2005 between VOIP INC., a Texas corporation (the “Company”) and SHAWN LEWIS (the “Executive”).

WHEREAS, the Company and the Executive entered into an employment agreement executed on May 25, 2005 (“Prior Agreement”); and

WHEREAS, the Prior Agreement was amended on July 28, 2005 (“First Amendment”); and

WHEREAS, the Company and the Executive desire to amend the Prior Agreement and First Amendment and reaffirm the Prior Agreements.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:

1.  Amendments Valid and Subsisting. The Company and Executive agree that the Prior Agreement and First Amendment are valid, subsisting and binding. Annexed hereto and made a part hereof and marked EXHIBIT I are true copies of the Prior Agreement and First Amendment as executed.

2.  Base Salary. The Company and Executive agree that Executive, effective on September 14, 2006, Executive will be entitled to a base salary of $250,000 per annum, or $20,833.33 per month.

3.  Stock Compensation. The Company and Executive agree that Section 6 of the First Amendment is revised as follows:

The Company, upon execution of the within Amendment, agrees to issue to Executive 10,000,000 stock options (the “Options”) to purchase 10,000,000 shares of Common Stock, par value $0.001 (the “Common Stock”) of the Company. The Options are exercisable for a period of five (5) years from the date of issuance at $0.01 per share and are subject to a cashless exercise provision whereby payment upon exercise of the Options may be made at the option of the Executive either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate exercise price, (ii) by delivery of Common Stock issuable upon exercise of the Options in accordance with Section (a) below (“Cashless Exercise”) or (iii) by a combination of any of the foregoing methods (in accord with Section (a) below), for the number of shares of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Executive per the terms of the Options) and the Executive shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock determined as provided herein.

(a) If the Fair Market Value of one share of Common Stock is greater than the exercise price (at the date of calculation as set forth below) and no Registration Statement relating to the shares of Common Stock underlying the Options is in effect, in lieu of exercising the Options for cash, the Executive may elect to receive shares equal to the value (as determined below) of the Option (or the portion thereof being cancelled) by surrender of the Option at the principal office of the Company together with the properly endorsed notice of cashless exercise in which event the Company shall issue to the Executive a number of shares of Common Stock computed using the following formula:

X=Y (A-B)
A

Where X= the number of shares of Common Stock to be issued to the Executive

Y= the number of shares of Common Stock purchasable under the Option or, if only a portion of the Option is being exercised, the portion of the Option being exercised (at the date of such calculation)

A= the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B= Exercise Price (as adjusted to the date of such calculation)

The Company further agrees to use its best efforts to first include the Options in an existing approved option benefits plan and register the underlying shares in a Form S-8 Registration statement, or thereafter in the next registration statement filed by Company.

The shares underlying the Options as well as all shares of Common Stock in the Company previously issued to Executive (collectively the “Securities”) will have cost-free piggy back registration rights and the Securities will be listed in the Company’s next Registration Statement.

It is further agreed that Executive will be entitled to receive additional options from time to time during the term of the within Agreement to assure that Executive has the right to exercise options to maintain beneficial ownership of the Company’s Common Stock in the equivalent of a minimum of 8% (eight percent) of the issued and outstanding shares of Common Stock.

For the avoidance of doubt regarding the issuance of additional options to Executive under this Amendment, said additional options will contain the same terms and conditions as the Options awarded under this Amendment. The Company will issue any additional Options to Executive pursuant to this provision within ten (10) days of the end of a fiscal quarter.

4.  Term. The within Agreement is extended from December 31, 2007 to September 14, 2009.

5.  Effect of Termination of Employment. The Company and Executive agree that subsections (c)(iii), (d)(iii), (e)(iii) and (f)(iii) of Section 4 the Prior Agreement are revised as follows:

“(iii) a lump sum payment equivalent to the remaining Base Salary (as it was in effect immediately prior to the Change in Control) due Executive to the end of the term of the Agreement or any amendment thereof or six (6) months Base Salary, whichever is the greater; and”

6.  Board Approval. The Company warrants and represents to Executive that the Board of Directors of the Company has ratified, adopted and approved the within Agreement, and that the Company will take the necessary action to file the appropriate Disclosure Report with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have set their hands and seals this 14th day of September, 2006.

VOIP INC.

By:	/s/ Anthony Cataldo

Witness

/s/ Shawn Lewis

Witness